SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) February 24, 1997


                             HOME HOLDINGS INC.
           (Exact name of registrant as specified in its charter)


         Delaware                  0-19347                  13-3584978
 (State of Incorporation)   (Commission file number)     (I.R.S. Employer
                                                       Identification No.)

        59 Maiden Lane, New York, New York                  10038-4548
     (Address or principal executive office)               (Zip Code)

      Registrant's telephone number including area code (212) 530-6600


Item 5.  Other Events.

               On February 24, 1997, Gruntal Financial Corp. ("GFC") and The 1880 Group LLC entered into a Reorganization Agreement, under which GFC will be restructured (the "Reorganization") as a limited liability company, Gruntal Financial, L.L.C. ("Gruntal Financial"), and sold to a management group led by Robert P. Rittereiser, GFC's chairman and chief executive officer. GFC's business includes securities underwriting, sales and trading, discount brokerage, merchant banking, financial advisory services, investment research, correspondent brokerage services, asset management and life insurance agency.

               GFC is a direct subsidiary of The Home Insurance Company ("Home Insurance"), subject to ownership of a minority interest of Class B common stock of GFC by certain of its current and former employees. Home Insurance is a direct, wholly-owned subsidiary of the Registrant. The 1880 Group LLC ("The 1880 Group") is a limited liability company organized under the laws of the State of Delaware, the members of which include Mr. Rittereiser and several other GFC officers including, but not limited to, Lee Fensterstock, President and Chief Operating Officer, Joanne T. Marren, Executive Vice President and General Counsel, and Henry Gottman, Executive Vice President (collectively, "Management").

               The Reorganization involves the issuance of several classes of securities to GFC and The 1880 Group, including preferred securities, with a face amount of approximately $235 million. As a result of the Reorganization, GFC will own 40% of the common interest in Gruntal Financial and The 1880 Group will own 60% of the common interest in Gruntal Financial. In connection with the issuance of certain preferred securities to GFC, Home Insurance and Centre Reinsurance Dublin, an affiliate of the Zurich Insurance Company, will enter into a swap agreement intended to ensure that Home Insurance's investment in Gruntal Financial yields at least $155.5 million plus a 7.5% per annum rate of return thereon, subject to certain modifications with respect to certain distributions and sales proceeds of the common and preferred interests of Gruntal Financial.

               In connection with the Reorganization, Management will enter into management services agreements with The 1880 Group which, in turn, will provide such services to Gruntal Financial.

               The consummation of the reorganization is subject to certain conditions, including, but not limited to, the approval of the Department of Insurance of Home Insurance's domiciliary state, New Hampshire.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K:

        (a)  Financial Statements or Business Acquired.

               Not applicable.

        (b)  Pro Forma Financial Information.

               Not applicable.

        (c)  Exhibits.

               (2.1)         Reorganization Agreement, dated
                             February 24, 1997, between GFC and
                             The 1880 Group;

               (99.1)        Form of Gruntal Financial, L.L.C.
                             Agreement, to be dated as of the
                             date of the consummation of the
                             Reorganization, between GFC and The
                             1880 Group (attached to the Reorganization
                             Agreement as Exhibit 3.1C);

               (99.2) Form of Swap and Investment Management Amendment, to be dated as of the date of the consummation of the Reorganization, by and among Home Insurance and Centre Reinsurance Dublin (attached to the Reorganization Agreement as Exhibit 3.1E); and

               (99.3)        Press release issued on February 25,
                             1997.

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HOME HOLDINGS INC.

Dated: February 25, 1997                    By:  /s/ Richard H. Hershman
                                               -------------------------
                                               Richard H. Hershman
                                               Treasurer